UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 30, 2009
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                                  Advanta Corp.
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             (Exact name of registrant as specified in its charter)


         Delaware                      0-14120                  23-1462070
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(State or other jurisdiction         (Commission               (IRS Employer
       of incorporation)             File Number)            Identification No.)



 Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania       19477
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            (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (215) 657-4000
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01         Other Events.

     On April 30, 2009, Advanta Corp. (the "Company") issued a press release describing its results for the quarter ended March 31, 2009 and management held a conference call, publicly announced in its press release dated April 23, 2009. The call was broadcast for the public simultaneously over the Internet through www.advanta.com and www.investorcalendar.com. Replays of the call are available on both sites for 12 months from the date of the call.

     During the conference call management discussed the Company's results for the quarter ended March 31, 2009 and answered questions from analysts and institutional investors. Management addressed, among other things, the following items during the call:

     o Management discussed the performance of the business credit card securitization trust and reported that the trust trapped a total of $9.8 million of excess cash flows in February and March and commented that this amount and any other amount that the Company expects to be trapped in the trust is immaterial in terms of Advanta Bank Corp.'s liquidity. In addition, management discussed the potential for early amortization of the trust. Management reiterated that the Company has tools at its disposal which the Company believes will prevent early amortization if used. Management stated that the Company expects to use those tools unless it develops a plan that would better maximize capital and liquidity. Management described some of the tools that are available, including the possibility of contributing collections from business credit card receivables that are owned by Advanta Corp. to the trust through a yield supplement account.

     o With regard to the securitization trust performance, management reported that the excess spread for the trust for the month of March was 1.34%. Management reported that the Company supplemented the trust income in April to ensure that the results for the month, which are not yet final, would not cause early amortization. Specifically, the Company bought charge-off receivables from the trust for about $7.5 million. Management stated that it expects the Company's support for the trust will be needed in May and subsequent months to prevent early amortization and that the Company is reviewing the plan for doing that and the potential for a better plan.

     o In response to questions about the levels of cash and liquidity at the Advanta Corp. level, management stated that the parent company had paid off approximately $50 million in debt since year end 2008 and had cash and liquid investments in the $140 million range right now, a level which is comparable to the level reported in the Company's Form 10-K for 2008.

     o In response to questions about the Company's expectations for managed credit loss rates in the future, management indicated that ultimately the loss rates in the portfolio will largely depend on what happens in the economy. Management noted that the managed business credit card portfolio is experiencing some improvements in delinquency entry rates and early and middle tier delinquency roll rates which are typical for this time of year. Management stated that the improvements are consistent with seasonal improvement that the Company typically sees at this time of year and that it is not possible to predict what the loss rates will be in the future because that will ultimately depend on what the economy does in the future.

     o The Company also reported on actions it is taking with respect to its $100 million trust preferred securities that are outstanding. The Company indicated that these securities have recently traded at under 10% of face value and that it plans to tender for all of the trust preferred securities at a price near their recent trading prices. Management advised that a successful execution of this tender offer and retirement of these securities would significantly increase the Company's stockholders' equity and reduce interest expense. In response to questions, management stated that the funds for the tender offer would be from cash and liquidity at the Advanta Corp. level, and would result in a capital benefit at the Advanta Corp. level as well. The trust preferred tender offer will not impact the liquidity or capital levels at Advanta Bank Corp. The terms of the trust preferred securities provide that semi-annual payments on the securities can be deferred at the Company's election and that no payments of dividends can be made on the Company's common or preferred stocks during the deferral period. The Company discussed its decision to defer payments on the trust preferred securities effective with the June payments and to suspend payment of common and preferred dividends which were largely curtailed earlier this year.

This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. The most significant of these risks and uncertainties are: (1) political conditions, social conditions, monetary and fiscal policies and general economic and other environmental conditions, including the impact of the ongoing disruption in the capital markets and deterioration of the U.S. economy, as well as the potential for further deterioration and disruption, and the impact of these factors on customer spending, delinquencies, charge-offs, the value of and ability to realize expected returns on investments, the performance of our business credit card securitization trust and other results of operations ; (2) interest rate and credit spread fluctuations; (3) factors affecting the Company's level of costs and expenses including difficulties achieving expected operating cost reductions due to, among other things, changes in personnel and changes in plans for implementation of outsourcing initiatives; (4) factors affecting the Company's level of liquidity, including funding decisions, the potential availability and timing of the securitizations of receivables and the Company's ability to monetize investments; (5) government regulation of banking and finance businesses, including the effects of and changes in the level of scrutiny, regulatory requirements and regulatory initiatives, certain mandatory and possibly discretionary action by state and federal regulators, restrictions and limitations imposed by banking laws, regulators, examinations and reviews, and the effects of, and changes in, regulatory policies, guidance, interpretations and initiatives and agreements between the Company and its regulators; (6) effect of legal and regulatory developments relating to the legality of certain business methods, practices and policies of credit card issuers and the ultimate resolution of industry-related judicial proceedings relating to the legality of certain interchange rates; (7) the amount and cost of financing available to the Company; (8) the ratings on the debt of Advanta Corp. and its subsidiaries; (9) the impact of litigation and legal, regulatory, administrative or other claims, investigations or proceedings including judgments, settlements and actual or anticipated insurance recoveries for costs or judgments; and (10) factors impacting the successful execution and completion of the tender offer for the trust preferred securities. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   Advanta Corp.
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                                                 (Registrant)


Date: April 30, 2009
                                        By: /s/ Jay A. Dubow
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                                            Jay A. Dubow, Chief Administrative
                                            Officer, Senior Vice President,
                                            Secretary and General Counsel